Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 29, 2026, with respect to the consolidated financial statements of Antelope Enterprise Holdings Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the transitional period from January 1, 2025 to September 30, 2025.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ AssentSure PAC

Singapore

April 14, 2026